Exhibit 99.2

Investor Contact:

Amy Glynn / Nick Laudico

The Ruth Group

Phone: (646) 536-7023 / 7030

Email: aglynn@theruthgroup.com

Email: nlaudico@theruthgroup.com

Addus HomeCare Names Dennis B. Meulemans Chief Financial Officer

Healthcare Finance Executive with 30-Year Track Record in Enhancing

Financial & Operational Performance

Palatine, IL, December 1, 2010—Addus HomeCare Corporation (Nasdaq: ADUS), a comprehensive provider of home-based social and medical services, announced today the appointment of Dennis B. Meulemans as Chief Financial Officer, effective November 29, 2010.

Mark Heaney, President and Chief Executive Officer of Addus HomeCare, stated, “We are very pleased to have Dennis join our executive team. Dennis is an accomplished financial professional with a passion for the healthcare industry and a proven track record in leading process improvement initiatives. We firmly believe that Dennis will be instrumental in directing our Company’s financial and reporting requirements, and will also be a key business partner in driving the execution of our growth strategy.”

Meulemans joins Addus with over 30 years of healthcare services industry experience where he has specialized in transforming the financial, reporting and operational strategies of both well-established, publicly-traded organizations and emerging companies. This includes his role as Vice President and CFO of the Group Health Division of Coventry Healthcare, a publicly traded health insurer providing fee based insurance services to large employer groups, the federal government, and third party administrators. As Group CFO, Meulemans was responsible for driving the performance of a division with $480 million in revenue managing 200-employees, and developing and executing strategic and tactical plans for the turnaround of troubled business units within the division.

Prior to Coventry Healthcare, Meulemans served as Executive Vice President & COO of Paradigm Health Systems, a venture-backed, specialty healthcare services company providing disease/case management services to national health insurance companies. Initially hired as a financial executive for the company, Meulemans transitioned to COO after Paradigm Health Systems acquired Paidos Health Management Services.

Meulemans’ career is also highlighted by his recent work as a consulting CFO to several independent companies that sought his expertise in developing financial strategy, capitalization plans and operating models and executive management positions at Rush Prudential Health Plans, a regional health plan, American Health Network, Inc., a start-up physician practice management company, and the University of Chicago Medical Center. Meulemans spent 10 years as a Partner at Ernst & Young, where he led the firm’s Midwest region healthcare planning and managed care practice. He began his career at Arthur Young & Company.

Meulemans earned both his MBA and BBA from the University of Wisconsin. He is a Certified Public Accountant in the states of Illinois and California. Meulemans is also a commissioned officer in the United States Air Force.

About Addus

Addus is a comprehensive provider of a broad range of social and medical services in the home. Addus’ services include personal care and assistance with activities of daily living, skilled nursing and rehabilitative therapies, and adult day care. Addus’ consumers are individuals with special needs who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, the Veterans Health Administration, commercial insurers and private individuals.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the expected benefits and costs of acquisitions, management plans related to acquisitions, the possibility that expected benefits may not materialize as expected, the failure of a target company’s business to perform as expected, Addus HomeCare’s inability to successfully implement integration strategies, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in the Risk Factors section in Addus HomeCare’s Prospectus, filed with the Securities and Exchange Commission on October 29, 2009, in Addus HomeCare’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2010, in Addus HomeCare’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 10, 2010, and in Addus HomeCare’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2010, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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